Exhibit 32.3

Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350

      Pursuant to 18 U.S.C. Section 1350, the undersigned officer of JAKKS Pacific, Inc. (“Registrant”), hereby certifies that the Registrant’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Joel M. Bennett
Joel M. Bennett
Chief Financial Officer

Date: November 9, 2009